UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 11, 2008

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-11038	41-0857886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4201 Woodland Road P.O. Box 69 Circle Pines, Minnesota		55014
(Address of Principal Executive Offices)		(Zip Code)

(763) 225-6600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01         Other Events.

On June 11, 2008, Northern Technologies International Corporation entered into an agreement to settle a lawsuit brought by Evelyna Cantwell and Jack Cantwell, individually, and also doing business as the principals of Byrd-Walsh International, LLC, against NTIC and its former Chairman of the Board and Chief Executive Officer and current Chairman Emeritus, Philip M. Lynch.  The lawsuit sought unspecified injunctive relief as well as compensatory and punitive damages in an unspecified amount which, based on the allegations of the complaint, may have been claimed by plaintiffs to be in an amount in excess of $45 million.  Under the terms of the settlement agreement, the plaintiffs agreed to dismiss their claims with prejudice and to release NTIC and Mr. Philip M. Lynch from any and all claims, in exchange for a cash payment from NTIC of $41,340.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN TECHNOLOGIES
INTERNATIONAL CORPORATION

By:
Matthew C. Wolsfeld
Chief Financial Officer and Corporate Secretary

Dated:   June 11, 2008